Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of CorMedix Inc. on Form S-3 to be filed on or about October 7, 2025, of our report dated May 12, 2025, on our audits of the financial statements of Melinta Therapeutics, LLC. and Subsidiaries as of December 31, 2024 and 2023 and for each of the years then ended. We also consent to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

October 7, 2025